SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )

Filed by Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement   [ ]Confidential, for Use of
                                     the Commission Only (as
                                     permitted by
                                     Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11 or Rule 14a-12

                     MRS Technology, Inc.
- ----------------------------------------------------------------
(Name of Registrant as Specified In Its Charter)

- ----------------------------------------------------------------
(Name of Person Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(12)(ii), 14a-6(I)(2) or
    Item 22(a)(2) of Schedule 14A.
[ ] $500 per each part to the controversy pursuant to Exchange
    Act Rule 14a-6(I)(3).
[ ] Fee computed on table below per Exchange Act
    Rules 14a-6(I)(4) and 0-11.
    1) Title of each class of securities to which transaction
    applies:.................................................
    2) Aggregate number of securities to which transaction
    applies:.................................................
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):......................................
    4) Proposed maximum aggregate value of transactions:.....
    5) Total fee paid:.......................................
[ ] Fee paid previously with preliminary materials
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
    1) Amount Previously Paid:...............................
    2) Form, Schedule or Registration Statement No.:.........
    3) Filing party:.........................................
    4) Date Filed:...........................................
PAGE

MRS TECHNOLOGY, INC.
10 Elizabeth Drive
Chelmsford, MA 01824

Notice of Annual Meeting of Stockholders to be held on July 31, 1996

The Annual Meeting of Stockholders of MRS Technology, Inc. will be held on Wednesday, July 31, 1996, at 10:00 a.m. at the Bank of Boston auditorium, 150 Royall Street, Canton, Massachusetts for the following purposes:

1. To elect one person to the Board of Directors to serve as Class I Director for a three-year term.

2. To ratify the appointment of Coopers & Lybrand L.L.P. as auditors for the fiscal year ending March 31, 1997.

3. To transact such other business as may properly come before the meeting or any adjournment of it.


Stockholders of record on June 3, 1996 will be entitled to notice of and to vote at the meeting.


                              By Order of the Board of Directors



June 19, 1996                  John L. Steele, Jr., Secretary


Stockholders are requested to sign the enclosed proxy and return it in the envelope provided. Please do this even if you expect to attend the Meeting.

MRS TECHNOLOGY, INC.
10 Elizabeth Drive
Chelmsford, MA 01824

PROXY STATEMENT

Annual Meeting of Stockholders
Wednesday, July 31, 1996

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of MRS Technology, Inc. ("MRS" or the "Company"), 10 Elizabeth Drive, Chelmsford, MA 01824, of proxies to be voted at the Annual Meeting of Stockholders of MRS Technology, Inc. to be held at 10:00 a.m. on Wednesday, July 31, 1996 at the Bank of Boston auditorium, Blue Hills Office Park, 150 Royall Street, Canton, Massachusetts, and at any adjournments thereof, for the purposes stated in the accompanying Notice of Meeting.

Any person giving a proxy may revoke it at any time prior to its being voted by filing written notice with the Secretary of MRS, by executing and delivering a proxy bearing a later date, or by attending the meeting and voting in person. If the proxy is properly executed and is not revoked, it will be voted at the meeting in the manner specified. If no instructions are specified, the shares represented by the proxy will be voted for the election of the one nominee for director listed below and for the approval of Item 2 in the Notice of Meeting.

The Annual Report of MRS for the fiscal year ended March 31, 1996 and this Proxy Statement were first distributed or mailed to stockholders on or about June 19, 1996.

Solicitation

MRS will bear the entire cost of preparing, assembling, copying and mailing the Proxy Statement, the proxy, and any additional material which may be furnished to stockholders. Further solicitation of proxies may be made by telephone or oral communication. Brokers, custodians and fiduciaries in whose names Common Stock is held will be requested to forward Proxy soliciting material to the beneficial owners of such stock and the Company will reimburse them for this service.

Voting Securities

The Company's Common Stock, par value $0.01 per share, is the only class of voting securities outstanding and entitled to be voted at the Annual Meeting. Holders of record of Common Stock on June 3, 1996 are entitled to notice of and to vote at the Annual Meeting. At the close of business on June 3, 1996, there were outstanding 6,690,537 shares of Common Stock. Each share is entitled to one vote, with no cumulative voting. A majority in interest of all capital stock entitled to vote constitutes a quorum.

Votes Required

The affirmative vote of the holders of a majority of the shares of Common Stock present or represented by proxy at the Meeting and voting on a matter is required for the election of the director and the approval of each of the other matters to be voted upon.

Shares of Common Stock represented by executed proxies received by the Company will be counted for purposes of establishing a quorum at the Meeting. Accordingly, broker non-votes (if the broker has voted on any item before the meeting), and proxies that withhold authority to vote for election as a director or that reflect abstentions will be deemed present for the purposes of determining the presence of a quorum for the transaction of business. Broker non-votes will have no effect on the outcome of the voting on any proposals. Abstentions will have the effect of a vote against such proposals.

SHARE OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table sets forth certain information as of June 3, 1996 with respect to the beneficial ownership of the Common Stock by (I) each person known to the Company to own of record or beneficially more than 5% of the voting securities of the Company, (ii) those persons listed in the Summary Compensation Table below, (iii) each director and nominee for director of the Company, and (iv) all present executive officers and directors of the Company as a group. As of June 3, 1996, 6,690,537 shares of Common Stock were outstanding.

                             Amount and
                             Nature of
Name and address of          Beneficial           Percent of
Beneficial Owner             Ownership (1)        Class
_________________________    _____________        ______________
Dainippon Screen Mfg. Co., Inc.   599,070               8.95%
Teranouchi-Agaru 4-chome
Horikawa Dori, Kamikyo-ku,
Kyoto 602, JAPAN
Griffith L. Resor, III   (2)      168,194               2.48%
Robert P. Schechter      (3)       17,666               0.26%
Bennett F. Moore         (4)       15,000               0.22%
S. Russel Craig          (5)       15,000               0.22%
Ronald K. Haigh          (6)       15,000               0.22%
John C. Plummer          (7)       54,992               0.82%
James D. McKibben        (8)       61,316               0.91%
Richard E. Waltz         (9)       34,227               0.51%
William C. Schneider     (10)     102,651               1.52%
All officers and         (11)     693,530               9.78%
directors as a group
(13 Persons) (2) through (11)

(1) Unless otherwise indicated in these footnotes, each stockholder has sole voting and investment power with respect to the shares beneficially owned.

(2) Includes 86,167 shares issuable upon exercise of an option held by Mr. Resor, a director of the Company, which option is exercisable within 60 days after June 3, 1996.

(3) Includes 16,666 shares issuable upon exercise of an option held by Mr. Schechter, a director of the Company, which option is exercisable within 60 days after June 3, 1996.

(4) Includes 15,000 shares issuable upon exercise of an option held by Mr. Moore, a director of the Company, which option is exercisable within 60 days after June 3, 1996.

(5) Includes 15,000 shares issuable upon exercise of an option held by Mr. Craig, a director of the Company, which option is exercisable within 60 days after June 3, 1996.

(6) Includes 15,000 shares issuable upon exercise of an option held by Mr. Haigh, a director of the Company, which option is exercisable within 60 days after June 3, 1996.

(7) Includes 21,666 shares issuable upon exercise of option held by Mr. Plummer, an officer of the Company, which is exercisable within 60 days after June 3, 1996.

(8) Includes 60,000 shares issuable upon exercise of option held by Mr. McKibben, an officer of the Company, which is exercisable within 60 days after June 3, 1996.

(9) Includes 33,722 shares issuable upon exercise of option held by Mr. Waltz, an officer of the Company, which is exercisable within 60 days after June 3, 1996.

(10) Includes 46,916 shares issuable upon exercise of option held by Mr. Schneider, an officer of the Company, which is exercisable within 60 days after June 3, 1996.

(11) Includes 89,539 shares issuable upon exercise of options held by certain other executive officers (other than Messrs. Resor, McKibben, Plummer, Waltz and Schneider, whose exercisable options are identified above) upon exercise of options which are exercisable within 60 days after June 3, 1996. A certain officer disclaims beneficial ownership as to 266 shares of Common Stock owned by a family member.

Item 1.  Election of Directors

Section 50A of Chapter 156B of the Massachusetts General Laws provides for a Board of Directors of such number, to be fixed by the directors, as is a multiple of three, serving staggered three-year terms. Currently, the Board of Directors consists of one Class I Director, two Class II Directors and two Class III Directors, whose terms will expire in 1996, 1997 and 1998, respectively. A vacancy was created in Class I by the resignation in November of 1995 of Uwe Reinert, a director since 1993. This vacancy is not being filled at this time.

At the 1996 Annual Meeting, the stockholders will elect one Class I Director, Robert P. Schechter, whose term will extend until the 1999 Annual Meeting. The Board of Directors has recommended the following nominee, who is currently a director, to fill the Class I Director position. The nominee, if elected, will hold office for a three-year term until the 1999 Annual Meeting of Stockholders and until his successor is elected and qualified. If for any reason the nominee should become unavailable for election, the person named in the proxy may vote the proxy for the election of a substitute. However, the nominee has consented to serve as a director if elected and the Board of Directors has no reason to believe that the nominee will become unavailable for election.

Robert P. Schechter, 47, joined Natural MicroSystems Corporation as President and Chief Executive Officer in April 1995. From 1987 to December 1994, he was at Lotus Development Corporation, most recently as Senior Vice President, International Business Group. From 1973 and until he joined Lotus, Mr. Schechter was associated with Coopers & Lybrand, most recently as a Partner and Northeast Regional Chairman of Coopers & Lybrand's High Technology Industry Group. Mr. Schechter is a director of Groundwater Technology, Inc. and Natural MicroSystems Corporation.

Vote Required

The affirmative vote of the holders of a majority of votes cast at the meeting is required for the election of directors. Unless authority is withheld, it is the intention of the persons voting under the enclosed proxy to vote such proxy in favor of the election of Mr. Schechter as a Class I Director.

The following table sets forth certain information about those Directors of the Company:

                                                             Term of
                                     Position                 Office
                         Director    with the    Director       will
Name (Age)                Since      Company      Class       Expire
_____________________     ____       ________     ____          ____
Robert P. Schechter (47)  1988       Director     I             1996
S. Russel Craig (49)      1994       Director     II            1997
Bennett F. Moore (45)     1994       Director     II            1997
Ronald K. Haigh (61)      1994       Director     III           1998
G. L. Resor,III (55)      1986       President,   III           1998
                                     Chief Executive Officer
                                     and Director

S. Russel Craig joined Andersen Consulting, a management and technology consulting firm, as a partner in January 1995. From 1987 to October 1991, he was at Arthur D. Little, Inc., where he was appointed Vice President in 1989. In November 1991 he went to Digital Equipment Corporation as Corporate Manager, Management and Information Systems Consulting Services, before rejoining Arthur D. Little, Inc. in November 1992 as a Vice President. Mr. Craig was a director of Chipsoft, Inc. (CSFT) from December 1990 until the acquisition of Chipsoft by Intuit, Inc. in December 1993.

Bennett F. Moore has been President of Meggitt USA, Inc., a subsidiary of Meggitt PLC of the UK, since March 1993. He joined Meggitt in 1986 and has held several positions in the UK and USA, most recently until March, 1993 as Managing Director of Meggitt's US Aerospace division.

Ronald K. Haigh has been a Director of MRS since September 1994 and an independent manufacturing technology consultant since July 1994. From 1988 to June 1994, he was at Summit Technology, a manufacturer of laser-based surgery systems, most recently as Vice President, Manufacturing.

Griffith L. Resor III, has been President and a Director of MRS since it was formed on February 21, 1986. Prior to forming MRS, Mr. Resor served in various product development and management positions at GCA Corporation, most recently as Vice President and General Manager of New Products.

Other Information About The Board And Its Committees

The Board of Directors met seven times in fiscal 1996. Each Director attended at least 75%, with the exception of Dr.Reinert with 0% participation, of the aggregate of the total number of such meetings of the Board of Directors and the total number of meetings held by all committees on which the individual Director served.

During fiscal 1996, the Audit Committee of the Board of Directors consisted of Messrs. Schechter and Moore. The Audit Committee met once in fiscal 1996. The functions of the Audit Committee include:
(1) making recommendations to the Board of Directors with respect to the engagement of the Company's independent auditors; (2) reviewing the audit plans developed by the independent auditors for the annual audit of the Company's books and records and the results of such audit; (3) reviewing the annual financial statements; (4) reviewing the professional services provided by the independent auditors and the auditors' independence; and (5) reviewing the adequacy of the Company's system of internal controls and the response to management letters issued by the independent auditors.

During fiscal 1996, the Compensation Committee consisted of Messrs. Schechter and Craig. The Compensation Committee completed five actions by consent in fiscal 1996. The Compensation Committee considers and, when appropriate, makes recommendations to the Board of Directors regarding employee and Director compensation (including stock compensation) matters.

The Board of Directors does not have a Nominating Committee or committee performing a similar function.

Director's Compensation

Directors do not receive cash compensation for services on the Board of Directors or any committee thereof. As compensation for service as a Director, each non-employee Director, upon election to the Board, is entitled to receive an automatic stock option grant pursuant to the Company's 1994 Stock Option Plan for Non-Employee Directors (the "1994 Plan"). During fiscal 1996, one non-employee director received an automatic grant of options under the 1994 Plan to purchase 15,000 shares of Common Stock, at fair market value as of the date of such grant ($5.75 per share), and 5,000 shares of such option became exercisable upon the grant of option.

Executive Employment Agreements

On January 30, 1996, the Company entered into letter agreements with each of Messrs. Resor, Waltz, Schneider and Plummer, as well as with certain other officers and employees of the Company, in order to encourage their continued employment with the Company. Under the letter agreements, the Company agrees that, in the event of termination of employment in connection with a merger or other change of control of the Company, the Company will continue to pay the officer who is a party thereto a certain percentage (Mr. Resor, 90%; Mr. Waltz, 100%; Mr. Schneider, 90%; Mr. Plummer, 90%) of the officer's salary on January 26, 1996, for a period of time (Mr. Resor, 52 weeks; Mr. Waltz, 52 weeks; Mr. Schneider, 39 weeks; Mr. Plummer, 52 weeks) or until the officer finds comparable employment, except in the case of Mr. Waltz who will be entitled to receive any such payments for a fixed period of 52 weeks. The letter agreements further provide that options held by such officers will become fully vested upon the date of completion of any merger or change of control of the Company and will be exercisable for a period of four years following that date. Additionally, the agreements provide that certain officers shall receive bonuses upon the consummation of any merger or other change of control of the Company, Mr. Resor will receive a bonus in the amount of $50,000 and Mr. Waltz in the amount of $30,000. Mr. Waltz will receive an additional $30,000 if he accepts employment with the company surviving any such event.

Executive Compensation

The tables that appear below, together with the accompanying text and footnotes, provide information on compensation and benefits for the named executive officers, as determined by requirements of the Securities and Exchange Commission ("SEC"). All the data regarding values for stock options are hypothetical in terms of the amounts that an individual may or may not receive because such amounts are contingent on continued employment with the Company and the price of the Common Stock. All year-end values shown in these tables for outstanding stock options reflect a $5.75 price, which was the closing price of the Common Stock on March 29, 1996, as reported in the "NASDAQ" section of the Eastern Edition of The Wall Street Journal.

The following table sets forth certain compensation information for the fiscal years ended March 31, 1996, 1995, and 1994 with respect to the Company's Chief Executive Officer and those other executive officers of the Company who were the most highly paid for fiscal 1996.

SUMMARY COMPENSATION TABLE
                                           Long Term
                                          Compensation
                                            Awards/
Name and                       Annual     Securities   All Other
Principal                   Compensation  Underlying Compensation
Position               Year    Salary     Options        ($)(1)
_____________________  ____   ________    __________    ________
Griffith L. Resor III
President              1996   $156,577       93,000 (2) $2,959
and Chief              1995    150,000       10,000      2,906
Executive Officer      1994    156,465       37,667      2,906

James D.  McKibben (3) 1996    175,207            0        471
Vice President         1995     32,690      150,000         98
Sales & Marketing      1994          0            0          0

William C. Schneider
Vice President,        1996    124,193       43,000 (4)  1,379
Research &             1995    113,872        3,000      1,481
Development            1994     98,654       10,000      1,414

Richard E. Waltz
Vice President,        1996    121,723       54,334 (5)    655
Chief Financial        1995    115,000        6,000        626
Officer                1994    110,288       18,334        450

John C. Plummer        1996    114,823       52,000 (6)  2,319
Vice President,        1995    110,000        6,000      3,315
Manufacturing          1994    113,004       16,000      3,255

(1) The amounts reported reflect term life insurance premiums paid on behalf of the officers.
(2) Includes options to purchase 73,000 shares of the Company's Common Stock granted in exchange for certain outstanding options previously granted to Mr. Resor.
(3) Mr. McKibben's employment with MRS began on January 1, 1995.
(4) Includes options to purchase 13,000 shares of the Company's Common Stock granted in exchange for certain outstanding options previously granted to Mr. Schneider.
(5) Includes options to purchase 24,334 shares of the Company's Common Stock granted in exchange for certain outstanding options previously granted to Mr. Waltz.
(6) Includes options to purchase 22,000 shares of the Company's Common Stock granted in exchange for certain outstanding options previously granted to Mr. Plummer.

The Compensation Committee of the Board of Directors reviewed and approved the Bonus plan established for key members of the executive team. This bonus plan was based on the achievement of both individual and company goals. No payments were made according to this plan in fiscal year 1996.

STOCK BASED COMPENSATION

The following table provides details regarding stock options granted to the named executive officers in fiscal 1996 under the 1993 Stock Option Plan. In addition, in accordance with SEC rules, this table shows hypothetical gains on a pre-tax basis or "option spreads" that would exist for the respective options granted in fiscal 1996 for the named executive officers. These gains are based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the options were granted over the full option term.

OPTION GRANTS IN THE FISCAL YEAR ENDED MARCH 31, 1996

                                                  Potential Realizable
                                                      Value At Assumed
                                                       Annual Rates of
                                                          Stock Price
                                                      Appreciation for
                        Individual Grants              Option Term (1)
             ______________________________________   ________________
              Number of  % of Total
             Securities     Options
             Underlying  Granted to
                Options   Employees  Exercise
                Granted   in Fiscal  Price  Expiration
Name                (#)        1996  ($/Sh)  Date      5%($)    10%($)
______________  ______      _______  ______  ______   ______  ________
G. L. Resor     20,000 (2)     3.4% $4.875  5/12/05 $ 85,751 $194,296
                25,333 (2)(3)  4.2%  6.375  3/29/03   63,350  158,753
                16,666 (2)(3)  2.8%  6.375  6/01/03   42,948  107,991
                21,001 (2)(3)  3.5%  6.375  8/19/03   56,115  141,707
                10,000 (2)(3)  1.7%  6.375  8/30/04   31,383   81,014
               -------       ------                 -------- --------
                93,000        15.6%                  279,546  683,761

J. D. McKibben       0         0.0%  0.000

W. C. Schneider
                16,000 (2)     2.7%  4.875  5/12/05   68,600  155,437
                14,000 (2)     2.3%  4.875  6/15/05   54,324  126,929
                10,000 (2)(3)  1.7%  6.375  8/19/03   26,720   67,476
                 3,000 (2)(3)  0.5%  6.375  9/27/04    9,522   24,623
                ------        -----                  -------  -------
                43,000         7.2%                  159,166  374,465

R. E.  Waltz
                16,000 (2)     2.7%  4.875  5/12/05   68,600  155,437
                14,000 (2)     2.3%  4.875  6/15/05   54,324  126,929
                 8,334 (4)(3)  1.4%  6.375  8/19/03   22,268   56,235
                10,000 (5)(3)  1.7%  6.375  8/19/03   26,720   67,476
                 6,000 (2)(3)  1.0%  6.375  8/30/04   18,830   48,608
                ------       ------                 -------- --------
                54,334         9.1%                  190,743  454,685

J. C. Plummer
                16,000 (2)     2.7%  4.875  5/12/05   68,600  155,436
                14,000 (2)     2.3%  4.875  6/15/05   54,324  126,929
                16,000 (2)(3)  2.7%  6.375  8/19/03   42,752  107,962
                 6,000 (2)(3)  1.0%  6.375  8/30/04   18,830   48,608
                ------        -----                  -------  -------
                52,000         8.7%                  184,506  438,935

(1) Realizable value represents the difference between the assumed stock price at the expiration date and the exercise price.
(2) Options vest over four years in annual increments of 25% commencing on the first anniversary of date of grant.
(3) Consists of options granted on 8/21/95 in exchange for outstanding options.
(4) Option vests over three years in annual increments of 33(1/3)% commencing on first anniversary of date of grant.
(5) Option vests over four years in annual increments of 25% commencing on second anniversary of date of grant.

The following table shows the number of shares remaining unexercised by both "exercisable" (i.e., vested) and "unexercisable" (i.e., unvested) stock options as of March 31, 1996. Also reported are the values of "in-the-money" options which represent the positive spread between the exercise price of any such existing stock options and the fiscal year-end price of the Common Stock of $5.75.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND YEAR-END FISCAL 1996 OPTION VALUES

                Shares Acquired
Name            On Exercise (#)     Value Realized ($)
____            _______________     __________________
G.L.Resor                     0                      0
J.D.McKibben                  0                      0
W.C.Schneider                 0                      0
R.E.Waltz                     0                      0
J.C.Plummer              30,000                $63,000

                 Number of Unexercised           Value of Unexercised,
                     Options At                In-the-Money Options At
                   Fiscal Year End (#)            Fiscal Year End ($)
             ___________________________    __________________________
Name         Exercisable   Unexercisable    Exercisable  Unexercisable
____________ ___________   _____________    ___________  _____________
G.L.Resor       77,001         54,665          $174,230    $26,000
J.D.McKibben    60,000         90,000                (1)        (1)
W.C.Schneider   39,416         38,250           161,480     30,500
R.E.Waltz       26,222         44,778            25,832     26,250
J.C.Plummer     14,166         43,833            20,230     31,915

(1) Mr. McKibben's option is priced above the 3/31/96 year end value of $5.75 per share.

OPTIONS REPRICED

The following table provides information relating to the repricing of certain options held by the named executive officers of the Company that occurred during the fiscal year ended March 31, 1996. Such repricing is the only instance during the last ten fiscal years in which the exercise price of any option granted by the Company to any of its executive officers has been repriced. The Company has never granted, and thus has never repriced, any stock appreciation rights.

Ten-Year Option Repricings

                    Number of
                    Securities   Market Price  Exercise
                    Underlying   of Stock at   Price at    New
                    Options      Time of       Time of    Exercise
Name       Date     Repriced (#) Repricing ($) Repricing  Price ($)
__________ ________ ____________ _____________ _________  __________
G.Resor     8/21/95   25,333       $6.125       $7.20      $6.375
G.Resor     8/21/95   16,666        6.125        9.60       6.375
G.Resor     8/21/95   21,001        6.125        9.75       6.375
G.Resor     8/21/95   10,000        6.125        8.00       6.375

J.McKibben  8/21/95        0        0.000        0.00       0.000

W.Schneider 8/21/95   10,000        6.125        9.75       6.375
W.Schneider 8/21/95    3,000        6.125        8.25       6.375

R.Waltz     8/21/95    8,334        6.125        9.75       6.375
R.Waltz     8/21/95   10,000        6.125        9.75       6.375
R.Waltz     8/21/95    6,000        6.125        8.00       6.375

J.Plummer   8/21/95   16,000        6.125        9.75       6.375
J.Plummer   8/21/95    6,000        6.125        8.00       6.375

            Length of Original
            Option Term Remaining
            at Date of Repricing
            _____________________
G.Resor     7 Years 220 Days
G.Resor     7 Years 284 Days
G.Resor     7 Years 363 Days
G.Resor     9 Years   9 Days

J.McKibben       0

W.Schneider 7 Years 363 Days
W.Schneider 9 Years  37 Days

R.Waltz     7 Years 363 Days
R.Waltz     7 Years 363 Days
R.Waltz     9 Years   9 Days

J.Plummer   7 Years 363 Days
J.Plummer   9 Years   9 Days

Compensation Committee Interlocks and Insider Participation

During fiscal 1996, the Compensation Committee consisted of Messrs. Schechter and Craig. No member of the Compensation Committee was at any time during or prior to fiscal 1996 an officer or employee of the Company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE OFFICER COMPENSATION

The Compensation Committee

The Compensation Committee of the Company currently consists of two directors, Messrs. Schechter and Craig, neither of whom is an officer or employee of the Company. The Compensation Committee is responsible for establishing compensation policies with respect to the Company's executive officers, including the Chief Executive Officer and the other named executive officers, and administering the Company's 1986 Stock Option Plan, the 1993 Stock Option Plan, and the 1994 Employee Stock Purchase Plan the "Purchase Plan".

Compensation Committee Report on Repriced Options

In August 1995, the committee granted each of the Company's employees and officers who had previously been granted options to purchase shares of Common Stock the right to exchange such options for new stock options to purchase the same number of shares of Common Stock at a lower exercise price with the same vesting schedule the "Option Exchange Offer". Options granted to Directors under the 1994 Plan were not subject to the Option Exchange Offer. The majority of the Company's outstanding stock options contained exercise prices that were substantially above the current market price of the Common Stock. Although such options did have some financial value based on a mathematical formula used in the investment banking community for valuing options, the Committee believed that the Company's employees did not place any value on options which were significantly out-of-the-money. The Committee concluded that such options therefore were no longer effective in either aligning the interests of the Company's employees with those of its shareholders or encouraging option holders to remain in the employ of the Company.

In determining to make the Option Exchange Offer, the Committee considered the fairness of such exchange in relation to the Company's other shareholders. The Committee concluded that, instead of issuing a large number of new options at the current fair market value and thereby causing further shareholder dilution, it was in the shareholders' long-term best interests to make the Option Exchange Offer so that the Company could more effectively motivate and retain its employees and officers. In this light, the Committee decided that employees and officers of the Company should be given the option to exchange any of their outstanding options for a new option to purchase the same number of shares with a new exercise price set at $6.375, [the fair market value of the Company's Common Stock at the date of the Option Exchange Offer].

It is the opinion of the Compensation Committee that the Option
Exchange Offer succeeded in its objective of minimizing shareholder dilution and providing strong incentives for the Company's employees and management.

Compensation for Fiscal 1996

The Compensation Committee seeks to achieve three broad goals in connection with the Company's executive compensation programs and decisions regarding individual compensation. First, the Compensation Committee structures executive compensation programs in a manner that the Committee believes will enable the Company to attract and retain key executives. Second, the Compensation Committee establishes compensation programs that are designed to reward executives for the achievement of specified business objectives of the Company. By tying compensation in part to particular goals, the Compensation Committee believes that a performance-oriented environment is created for the Company's executives. Finally, the Company's compensation programs are intended to provide executives with an equity interest in the Company so as to link a portion of compensation with the performance of the Company's Common Stock.

The compensation programs for the Company's executive officers established by the Compensation Committee consist of four elements based upon the foregoing objectives: base salary; fringe benefits; annual bonus; and equity incentives, such as stock options issued under the Company's 1993 Stock Option Plan. Additionally, as employees of the Company, each of the Company's executive officers is eligible to participate in the Purchase Plan upon the same terms as substantially all of the Company's other employees.

In establishing base salaries for executives, the Compensation Committee monitors standards at comparable companies, particularly those that are in the same or related industries and/or same general geographical area as the Company, considers historic salary levels of the individual and the nature of the individual's responsibilities and compares the individual's base salary with those of other employees at the Company. To the extent determined to be appropriate, the Compensation Committee also considers general economic conditions and the Company's financial performance in establishing base salaries of executives.

The Company provides or makes available generally competitive fringe benefits, such as group life, medical, dental and disability insurance, a 401(k) investment plan, vacation days, holidays and short-term disability coverage, for all employees. With the exception of individual term life insurance coverage provided for the five founders of the Company, Messrs. Resor, Plummer, Miki, Schneider and Steele, since inception, no separate coverage or plans of these types are provided or made available for executive officers. In cases where executive officers' tax or financial planning is affected by restrictions on the sales of stock of the Company by executive officers imposed by federal securities laws and regulations, the Compensation Committee will consider whether some reimbursement for related professional advice may be appropriate, although no such reimbursements have been made to date.

The Compensation Committee generally structures bonuses by linking them to the achievement of specified Company and/or business unit performance objectives.

Fiscal 1996 Compensation for the Chief Executive Officer

In considering the compensation for the Chief Executive Officer for fiscal 1996, the Compensation Committee considered the same criteria as for the compensation of the other executive officers of the Company. Mr. Resor was paid a base salary for fiscal 1996 of $156,577. In addition, Mr. Resor received stock options to purchase 20,000 shares of Common Stock.

                ROBERT P. SCHECHTER
                S. RUSSEL CRAIG


CERTAIN TRANSACTIONS

Uwe Reinert, a director of the Company until November 1995 was also Chief Operating Officer of JENOPTIK AG until November 1995.

In December 1992, the Company and JENOPTIK entered into agreements for the development of a special lens system and in March 1993 the Company executed agreements with JENOPTIK which granted to JENOPTIK the exclusive right to distribute and service the Company's products in Europe and the Commonwealth of Independent States, and in turn the Company was granted exclusive rights to distribute and service certain of JENOPTIK's products in the United States, Canada and Mexico. On March 7, 1996, the Company and JENOPTIK agreed to terminate the lens system development agreement and the distribution agreements. At March 31, 1996, JENOPTIK owned approximately 3.9% of the Company's Common Stock.

Compliance with Section 16(a) of the Exchange Act

Under the securities laws of the United States, the Company's directors, its executive (and certain other) officers and any persons holding more than ten percent of the Company's Common Stock are required to report their ownership of the Common Stock and any changes in that ownership to the Securities and Exchange Commission (the "Commission"). Specific due dates for these reports have been established by the Commission and the Company is required to report in this Proxy Statement any failure during fiscal 1996 to file by these dates. To the best knowledge of the Company, all of these filing requirements were timely satisfied by its directors, officers and ten percent holders. In making this statement, the Company has relied upon the written representations of its directors, officers and ten percent holders and copies of the reports that have been filed with the Company.

STOCKHOLDER RETURN PERFORMANCE GRAPH

The following graph and the table of data from which it was derived provide information that compares the performance of the Company's Common Stock to the Nasdaq Stock Market Total Return Index for US Companies and the Nasdaq Total Return Index for Computer Manufacturers since the Company's initial public offering on July 23, 1993. The Nasdaq Total Return Index for Computer Manufacturers includes both manufacturers of large, complex, capital equipment and many of the Company's customers. The data assumes that the value of the investment in the Company's Common Stock and each index was $100 at July 23, 1993 and that all dividends were reinvested.

End of Trading on
July 23, 1993 and
on Last Day of             MRS        Nasdaq        Nasdaq
Each Quarter Through   Technology     Stock       Computer
End of Fiscal Year         Inc.     Market (US)      Mfgrs.
__________________     __________   ___________    _________
07/23/93                 100.000     100.000        100.000
09/30/93                 178.571     109.004         98.560
12/31/93                 185.714     111.143        114.824
03/31/94                 142.857     106.469        111.318
06/30/94                 121.429     101.492         90.256
09/30/94                 117.857     109.895        109.737
12/30/94                 100.000     108.642        126.111
03/31/95                  96.429     118.437        132.936
06/30/95                  75.000     135.473        161.667
09/29/95                  71.429     151.786        194.516
12/29/95                  46.429     153.660        198.651
03/29/96                  82.143     160.820        205.152

The Indexes are prepared for Nasdaq by the Center for Research in Security Prices at the University of Chicago Graduate School of
Business.

Item 2. Selection of Auditors

The Board of Directors recommends that the stockholders ratify its appointment of Coopers & Lybrand L.L.P., independent public accountants, as the independent auditors of the Company for the fiscal year ending March 31, 1997. Coopers & Lybrand L.L.P. has acted in such capacity for the Company since the Company's 1986 fiscal year.

A representative of Coopers & Lybrand L.L.P. will be present at the meeting and will be afforded the opportunity to make a statement and to respond to appropriate questions.

Vote Required

The affirmative vote of the holders of a majority of the shares of Common Stock present or represented at the meeting is required to approve the selection of Coopers & Lybrand L.L.P. as the Company's auditors for the fiscal year ending March 31, 1997. Unless authority is withheld, it is the intention of the persons voting the enclosed proxy to vote such proxy in favor of approving the selection of Coopers & Lybrand L.L.P. as the Company's auditors. If the proposal to approve the selection of Coopers & Lybrand L.L.P. is not approved, the Board of Directors will select and appoint another independent accounting firm for the fiscal year ending March 31, 1997 without further stockholder action.

Item 3. Other Business

The Board of Directors knows of no other business which will be presented for consideration at the Annual Meeting other than as stated in the Notice of Meeting. If any other business properly comes before the meeting, it is the intention of the persons named in the enclosed proxy to vote or otherwise act in accordance with their best judgment on such matters.

STOCKHOLDER PROPOSALS

Any stockholder of the Company may present a proposal for consideration at future meetings of the stockholders of the Company. Any proposal for consideration at next year's meeting of stockholders must be received by the Company at its principal executive offices, 10 Elizabeth Drive, Chelmsford, Massachusetts, 01824, Attention: John L. Steele, Jr., Secretary, no later than February 20, 1997, except that if the next year's annual meeting date is changed by more than 30 calendar days from the regularly scheduled date, July 25, 1997, the Company must receive such a proposal within a reasonable time before the Board of Directors makes its proxy solicitation.

ADDITIONAL FINANCIAL INFORMATION

Copies of the Company's Annual Report on Form 10-K (without exhibits) as filed with the Securities and Exchange Commission will be furnished without charge upon written request of any stockholder of record. Requests for such copies should be directed to: John L. Steele, Jr., Secretary, MRS Technology, Inc., 10 Elizabeth Drive, Chelmsford, MA 01824.


John L. Steele, Jr., Secretary

June 19, 1996


WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, PLEASE SEND IN YOUR PROXY WITHOUT DELAY. PROMPT RESPONSE IS HELPFUL AND YOUR
COOPERATION WILL BE APPRECIATED. ANY STOCKHOLDER GIVING A PROXY MAY REVOKE IT AT ANY TIME IF IT HAS NOT BEEN VOTED.

PROXY                MRS TECHNOLOGY, INC.               PROXY
                     10 Elizabeth Drive
                    Chelmsford, MA 01824

Annual Meeting of Stockholders
Wednesday, July 31, 1996

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Griffith L.Resor III and John L. Steele,Jr., or any of them, as proxies, each with full power of substitution to vote, in the manner directed by the undersigned, all shares of stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of MRS Technology, Inc. To be held at the Bank of Boston auditorium Blue Hills Office Park, 150 Royal Street, Canton, Massachusetts, on Wednesday, July 31, 1996, at 10:00 a.m. or at any adjournment thereof.

Please return this card in the enclosed postage paid envelope to The First National Bank of Boston, P.O.Box 1628, Boston, MA 02105.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE  -- SEE REVERSE SIDE

[X] Please mark votes as in this example.

IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF THE
PROPOSALS SET FORTH BELOW.

1. To elect Robert Schechter to the Board of Directors to serve as Class I Director for a three-year term.
[ ] FOR     [ ] WITHHELD

2. To ratify the appointment of Coopers & Lybrand L.L.P. as auditors for the fiscal year ending March 31, 1997.
[ ] FOR     [ ] WITHHELD      [ ] ABSTAIN

3. In their discretion to vote upon such other business as may properly come before this meeting and any adjournment thereof.

[ ] MARK HERE FOR ADDRESS CHANGE NOTED BELOW


Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature:----------------------------- Date:----------------

Signature:----------------------------- Date:----------------